Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made as of February 3, 2023, by and among Forest Road Acquisition Corp. II, a Delaware corporation (“Acquiror”), Ariel Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Acquiror (“Merger Sub I”), Ariel Merger Sub II, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Acquiror (“Merger Sub II”), and Hyperloop Transportation Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Acquiror, Merger Sub I, Merger Sub II, and the Company are party to the Agreement and Plan of Merger, dated as of November 21, 2022 (the “Merger Agreement”);

WHEREAS, pursuant to Section 10.01(a) of the Merger Agreement, Acquiror, Merger Sub I, Merger Sub II and the Company may terminate the Merger Agreement and abandon the Transactions at any time prior to the Closing by mutual written consent; and

WHEREAS, due to unfavorable market conditions, the parties hereto desire to terminate the Merger Agreement pursuant to Section 10.01(a) thereof.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agree as follows:

1.       Termination. Pursuant to Section 10.01(a) of the Merger Agreement, the parties hereto irrevocably agree to terminate the Merger Agreement effective as of the execution and delivery of this Agreement by the parties hereto, with such termination, for the avoidance of doubt, having the effect set forth in Section 10.02 of the Merger Agreement, including that the Surviving Provisions shall survive termination of in accordance with the terms thereof. The Sponsor Agreement and Company Support Agreement will automatically terminate pursuant to their respective terms upon the effective termination of the Merger Agreement.

2.       Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

3.       Miscellaneous. Sections 11.02, 11.03, 11.06, 11.07, 11.10, 11.11, 11.12 and 11.16 of the Merger Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first written above.

FOREST ROAD ACQUISITION CORP. II

By:	/s/ Zachary Tarica
	Name:	Zachary Tarica
	Title:	Chief Operating Officer

ARIEL MERGER SUB I, INC.

By:	/s/ Zachary Tarica
	Name:	Zachary Tarica
	Title:	Chief Executive Officer

ARIEL MERGER SUB II, LLC

By:	/s/ Zachary Tarica
	Name:	Zachary Tarica
	Title:	Chief Executive Officer

HYPERLOOP TRANSPORTATION TECHNOLOGIES, INC.

By:	/s/ Andres de Leon
	Name:	Andres de Leon
	Title:	Chief Executive Officer

 Signature Page to Termination Agreement